UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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COUNTY BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COUNTY BANCORP, INC.
860 North Rapids Road
Manitowoc, Wisconsin 54221
(920) 686-9998

May 31, 2016

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of County Bancorp, Inc., scheduled for 6:00 p.m., central time, on Tuesday, June 21, 2016, at the Silver Lake College Franciscan Center Atrium, 2406 S. Alverno Road, Manitowoc, Wisconsin 54220.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Your Board of Directors and management look forward to personally greeting those shareholders who are able to attend.

If you have any questions or require assistance, please contact Mark A. Miller at (920) 686-5692.

Sincerely,

William C. Censky

William C. Censky
Chairman of the Board
County Bancorp, Inc.

COUNTY BANCORP, INC.
860 North Rapids Road
Manitowoc, Wisconsin 54221

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, JUNE 21, 2016

6:00 P.M.

Place:

Silver Lake College Franciscan Center Atrium, 2406 S. Alverno Road, Manitowoc, Wisconsin 54220

Items of Business:

1.

The election of four Class II directors to serve on our Board of Directors until the 2019 annual meeting and the election of one Class I director to serve on our Board of Directors until the 2018 annual meeting, or until their successors are elected and qualified.

2.	The approval of the 2016 Long Term Incentive Plan.
3.	The ratification of the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for County Bancorp, Inc. for the fiscal year ending December 31, 2016.
4.	Such other business as may properly come before the meeting and all adjournments thereof.

Who May Vote:

You may vote if you were a shareholder of record on May 17, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 21, 2016:

The Proxy Statement and the 2015 Annual Report to Shareholders are available online at www.envisionreports.com/ICBK.

YOU CAN VOTE BY INTERNET –www.envisionreports.com/ICBK.

YOU CAN ALSO VOTE BY TELEPHONE AT 1-800-652-VOTE (1-800-652-8683).

YOUR VOTE IS IMPORTANT.

If you do not vote by using the Internet or the telephone, you are urged to sign, date and promptly return your proxy so that your shares may be voted in accordance with your wishes and so that the presence of a quorum at the meeting may be assured.  The prompt return of your signed proxy or your prompt vote by using the Internet or the telephone, regardless of the number of shares you hold, will aid County Bancorp, Inc. in reducing the expense of additional proxy solicitation.  The giving of your proxy does not affect your right to vote in person if you attend the meeting.

Mark A. Miller

Mark A. Miller
Secretary
County Bancorp, Inc.

Manitowoc, Wisconsin
May 31, 2016

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
of
COUNTY BANCORP, INC.

To Be Held on June 21, 2016

GENERAL INFORMATION

Purpose

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of County Bancorp, Inc. (all references to “County,” the “Company,” “we” or “our” refer to County Bancorp, Inc., unless the context requires otherwise) to be voted at the Annual Meeting of Shareholders to be held at 6:00 p.m., central time on Tuesday, June 21, 2016 (the “Annual Meeting”), at the Silver Lake College Franciscan Center Atrium, 2406 S. Alverno Road, Manitowoc, Wisconsin 54220, and at any and all adjournments of the Annual Meeting.  The cost of solicitation of proxies will be borne by County.  In addition to solicitation by mail, some of County’s directors, officers and employees may, without extra compensation, solicit proxies by telephone or in person.  This proxy statement is first being mailed to County’s shareholders on or about May 31, 2016.

Internet Availability of Proxy Materials

This Proxy Statement and the 2015 Annual Report to Shareholders, along with voting instructions, may be accessed over the Internet at www.envisionreports.com/ICBK.  You may then access these materials and vote your shares over the Internet.

Who Can Vote

The Board has fixed the close of business on May 17, 2016, as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting.  Each share of County’s common stock, par value $0.01 per share (“Common Stock”), is entitled to one vote on each matter to be voted on at the Annual Meeting.  No other class of securities will be entitled to vote at the Annual Meeting.

Quorum and Shares Outstanding

The presence, in person or by proxy, of the majority of the outstanding shares entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting.  The securities of County entitled to be voted at the Annual Meeting consist of shares of its Common Stock, of which 6,499,531 shares were issued and outstanding at the close of business on the Record Date. Therefore, at least 3,249,766 shares need to be present, in person or by proxy, at the Annual Meeting.

Matters to be Voted on at the Meeting

You are being asked to vote on: (i) the election of four Class II directors of County for a term expiring in 2019 and one Class I director of County for a term expiring in 2018; (ii) the approval of the 2016 Long Term Incentive Plan; and (iii) the ratification of the appointment of CliftonLarsonAllen LLP (“CLA”) as our independent registered public accounting firm for the 2016 fiscal year.  These matters are more fully described in this proxy statement.

Required Votes

The number of affirmative votes required to approve each of the proposals to be considered at the Annual Meeting is as follows:

Proposal 1 – Election of Directors

Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting.  The four nominees for Class II directors and the one nominee for Class I director receiving the largest number of affirmative votes cast at the Annual Meeting will be elected as Class II directors and Class I director, respectively.

Proposal 2 – Approval of the 2016 Long Term Incentive Plan

The 2016 Long Term Incentive Plan must be approved by holders of a majority of the votes cast at the Annual Meeting for the proposal.

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of CliftonLarsonAllen LLP as County’s independent registered public accounting firm must be approved by holders of a majority of the votes cast at the Annual Meeting for the proposal.

Other Proposals

The affirmative vote of a majority of the votes cast is required to approve any other matters to properly come before the Annual Meeting.

Abstentions and Broker Non-Votes

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not cast for purposes of determining the approval of any matter submitted to shareholders for a vote.  Therefore, abstentions will not affect the outcome of any of the proposals considered at the meeting.

Broker non-votes will count for purposes of determining whether or not a quorum is present since a routine matter (the ratification of the appointment of our independent registered public accounting firm) is on the proxy ballot.  However, broker non-votes will not be counted as votes cast and therefore will not have an effect on any matter presented at the Annual Meeting.

Please note that the election of directors and the approval of the 2016 Long Term Incentive Plan are both considered to be non‑routine matters.  As a result, if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.

How You Can Vote

Shareholders are urged to vote as promptly as possible by Internet or telephone, or by signing, dating, and returning your proxy card in the envelope provided.  If no specification is made, the shares will be voted “FOR” the election of the Board’s nominees for director, “FOR” the approval of the 2016 Long Term Incentive Plan and “FOR” the ratification of the appointment of CliftonLarsonAllen LLP as County’s independent registered public accounting firm for 2016.

VOTE BY INTERNET — www.envisionreports.com/ICBK.  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 1:00 a.m. central time on June 21, 2016.  Have your proxy card and the proxy materials in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.  You will be required to enter the unique control number imprinted on your proxy card in order to vote online.

The Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions, and to confirm that shareholders’ instructions have been recorded properly.  You should be aware that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.  If you vote by Internet, please do not mail your proxy card.

VOTE BY TELEPHONE — 1-800-652-VOTE (1-800-652-8683).  Use any touch-tone telephone to transmit your voting instructions up until 1:00 a.m. central time on June 21, 2016.  Have your proxy card and the proxy materials in hand when you call and then follow the instructions.  If you vote by telephone, please do not mail your proxy card.

IN PERSON – You may also vote in person at the Annual Meeting.

Revocation of Proxy

Proxies may be revoked at any time prior to the time they are exercised by filing with the Secretary of County a written revocation or a duly executed proxy bearing a later date.  Proxies may not be revoked via the Internet or by telephone.

The Secretary of County is Mark A. Miller, 860 N. Rapids Road, P.O. Box 700, Manitowoc, Wisconsin 54221-0700.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Board is to be divided into three classes serving staggered three-year terms.

In connection with County’s merger with Fox River Valley Bancorp, Inc. (“Fox River Valley”), County agreed to increase the size of the Board from ten directors to twelve directors and appoint two directors, who were formerly members of Fox River Valley’s board of directors, to the Board.  On May 13, 2016, the closing date of the merger, Robert E. Matzke and Rick G. Dercks were appointed to the Board to serve as Class II directors of the Board.  In connection with the reorganization of the Board, to keep the number of directors in each class as equal as possible, Edson P. Foster resigned as a Class II director and was reappointed as a Class I director.

Additionally, Carmen L. Chizek, formerly a Class II director, has reached the retirement age of 70 and is ineligible to be re‑elected at the Annual Meeting.  The Board has nominated Kathi P. Seifert, currently a member of the board of directors of Investors Community Bank (the “Bank”), to stand for election as a Class II director in his place.  We thank Mr. Chizek for his service on the Board of Directors.

The Board has nominated three incumbent members of the Board, Mark R. Binversie, Mr. Dercks and Mr. Matzke, and one new director, Ms. Seifert, to stand for election at the Annual Meeting as Class II directors, and one incumbent director, Mr. Foster, to stand for election at the Annual Meeting as a Class I director.  If elected, each nominee for Class II director would serve until the 2019 annual meeting of shareholders and until his or her successor is duly elected and qualified, and each nominee for Class I director would serve until the 2018 annual meeting of shareholders and until his successor is duly elected and qualified.  Unless otherwise directed, proxies will be voted “FOR” the election of each of the four Class II director nominees and “FOR” the election of the one Class I director nominee.  If any of the nominees would decline or be unable to act, which management does not anticipate, proxies will be voted with discretionary authority for a substitute nominee to be designated by the Board of Directors.

Following is information regarding the Company’s directors as of May 13, 2016.  As of the date hereof, no director is related to any other director or executive officer of the Company or the Bank by blood, marriage, or adoption, with the exception of Mark Binversie and Gary Ziegelbauer, who are first cousins, and there are no arrangements or understandings between a director or executive officer and any other person pursuant to which such person was selected as a director.  With the exception of Mr. Chizek, all of the directors of the Bank also serve as directors of County.

Name	Age	Business Experience During Last Five Years	Director Since
		Class II Nominees (Terms expire in 2019)

Mark R. Binversie	56

Mr. Binversie is one of our founders and has served as President of the Bank since March 1997.  Mr. Binversie has also served on our Board of Directors since May 1996.  Prior to joining us, Mr. Binversie oversaw the Agricultural Department for Firstar Bank Manitowoc for 16 years.  Mr. Binversie previously owned and operated Heartland Dairy, LLC, a dairy farm, for 15 years.  His agricultural lending expertise has led to his involvement in redesigning the Farm Service Agency’s Guaranteed Loan Program and his assistance in the Wisconsin Housing Economic Development Authority’s Credit Relief Outreach Program for Wisconsin’s farmers.  Mr. Binversie also served as President and chairman of the Agriculture Bankers Section of the Wisconsin Bankers Association.  Mr. Binversie’s qualifications to serve as a director of the Company include his operating, management and leadership experience in County and in the banking industry more generally, as well as his experience in the dairy farm sector.  Mr. Binversie holds a Bachelor’s degree in Agri-Business and Economics from the University of Wisconsin—Platteville.

			1996

Rick G. Dercks	48

Mr. Dercks has served on our board of directors since May 2016.  Mr. Dercks has been an independent financial consultant and investment manager since 2003. Prior to that he worked in the banking industry for 15 years and also served on the board of directors of Fox River Valley Bancorp, Inc. and The Business Bank.  Having worked extensively in the banking and finance industry in various capacities for more than 20 years qualifies Mr. Dercks to serve as a director of the Company and provide valuable insight in the areas of banking and management. He also serves on the board and has significant personal investment in Fox Valley Spring, a manufacturer of springs, stampings and wire forms. Mr. Dercks holds a Bachelor’s degree in finance from UW-Oshkosh and an MBA from UW-Madison.

			2016

Robert E. Matzke	65

Mr. Matzke has served on our board of directors since May 2016. Mr. Matzke has been an independent financial advisor for more than 30 years and currently serves as the owner of Financial Services Of Northeast Wisconsin, Inc. a registered investment advisory firm located in Hortonville, Wisconsin. He is one of the original shareholders and board members for Fox River Valley Bancorp, Inc. and The Business Bank, having served on the bank’s loan committee since inception. Mr. Matzke is an entrepreneur with extensive experience in the finance and banking areas, which qualifies him to serve as a director of the Company. He also previously worked on a family dairy farm, which brings valuable agriculture insight. Mr. Matzke holds a Bachelor’s degree in business management from UW-Oshkosh.

			2016

Kathi P. Seifert	67

Ms. Seifert has been a director of the Bank since January 2016. In June 2004, Ms. Seifert retired as Executive Vice President of Kimberly-Clark Corporation, leading the company's personal care business and sales organization. Previously, Ms. Seifert worked in various marketing positions at The Procter & Gamble Company, Beatrice Foods and Fort Howard Paper Company. Ms. Seifert also serves as a director of Appvion, Inc. (formerly Appleton Papers, Inc.), Eli Lilly & Company, and Lexmark.

			N/A

Name	Age	Business Experience During Last Five Years	Director Since

		Class I Nominee (Term expires in 2018)

Edson P. Foster, Jr.	67	Mr. Foster has served on our Board of Directors since April 2000. Mr. Foster has been President and Chief Executive Officer of Foster Needle Co., Inc., a manufacturing company, since July 1977 until his retirement in June 2013. He is currently Vice Chairman of Foster Needle Co., Inc. Mr. Foster’s qualifications to serve as director of the Company include his significant national and international business experience, which enables him to provide important insights in the areas of management and corporate governance. Mr. Foster holds a B.S. degree in accounting from Carroll University.	2000

		CONTINUING DIRECTORS

		Class I Directors (Terms expire in 2018)

William C. Censky	65

Mr. Censky is one of our founders and has served as Chairman of the Board of the Company since 1996 as well as Executive Chairman of the Bank since 1997.  Mr. Censky has served on our Board of Directors since County’s inception in May 1996.  Mr. Censky previously served as President of County from 1997 to September 2014 and as Chief Executive Officer of the Bank from 1997 to November 2013.  Mr. Censky is an accomplished bank executive and leader with over 30 years of bank management experience ranging from being a bank Chief Executive Officer, a founding chairman of a successful de novo bank, an organizing board member for two additional de novo banks, to being the Chief Financial and Operations officer of an independent state charted bank, which qualifies him to serve as director of the Company.  Mr. Censky holds a B.B.A. degree in finance and an M.B.A with concentrations in accounting and finance from the University of Wisconsin—Oshkosh.

			1996

Wayne D. Mueller	62

Mr. Mueller is one of our founders and has served as a part-time employee, to assist with special assignments, of County since April 2014. Mr. Mueller has previously served as Senior Lender and Executive Vice President of agricultural lending as well as a lender of the Bank since 1997.  Mr. Mueller has also served on our Board of Directors since May 1996.  Mr. Mueller also served as a member and chair of the Wisconsin Agricultural Bankers Section, a group organized by the Wisconsin Bankers Association.  His qualifications to serve as a director of the Company include his operating, management and leadership experience in County and in the banking industry more generally.  Mr. Mueller holds a degree in marketing from Moraine Park Technical College.

			1996

Gary J. Ziegelbauer	64	Mr. Ziegelbauer has served on our Board of Directors since May 1996. Mr. Ziegelbauer has been the President of Triangle Distributing Co., a Wisconsin beer distributor, since June 1972. His qualifications to serve on the Board of the Company include his significant business experience, as well as longstanding business and personal relationships throughout Wisconsin. Mr. Ziegelbauer attended the University of Wisconsin—Whitewater and the University of Wisconsin—Green Bay.	1996

Name	Age	Business Experience During Last Five Years	Director Since
		Class III Directors (Terms expire in 2017)

Timothy J. Schneider	50

Mr. Schneider is one of our founders and has served as President of County since September 2014 and as Chief Executive Officer of the Bank since November 2013.  Mr. Schneider has previously served as our Vice President from 1996 to September 2014, our Secretary from 1996 to 2014, and Chief Operating Officer and commercial and agricultural lender of the Bank from 1997 to 2013.  Mr. Schneider has also served on our Board of Directors since May 1996.  Mr. Schneider has been in the banking profession for over 24 years, during which time he gained expertise in agricultural and commercial banking as a commercial and agricultural lender, which qualifies him to serve as director of the Company.  Mr. Schneider holds a Bachelor’s Degree of Business in management and economics from the University of Wisconsin—River Falls, and a degree from the Graduate School of Banking of the University of Wisconsin—Madison.

			1996

Lynn D. Davis, Ph.D.	61

Dr. Davis has served on our Board of Directors since April 2014.  Dr. Davis primarily works as a consulting dairy nutritionist for Nutrition Professionals, Inc. where he was a founding partner in 1983 and currently serves as President.  Additionally, he is co-founder, shareholder and board member for Breeze Dairy Group, LLC, which owns two large dairy farms, Quality Roasting, Inc., a soybean processing facility and The Heifer Authority, LLC, a dairy heifer development lot.  Dr. Davis understands the dairy industry by virtue of his experience as a consultant to dairy farms, as well as an owner of dairy farms, which qualifies him to serve as director of the Company.  Dr. Davis has a B.S. in Animal Science from the University of Wisconsin—River Falls and an M.S. and Ph.D. in Nutritional Physiology from Iowa State University.

			2014

Andrew J. Steimle	46

Mr. Steimle has served on our Board of Directors since April 2008.  He is a business and real estate attorney practicing in Wisconsin since 1995, and is a founding partner of Steimle Birschbach LLC, which was founded in June 2009 and is a boutique law firm concentrating in business, real estate and estate planning.  Mr. Steimle chairs the firm’s business and real estate practice groups.  Mr. Steimle’s qualifications to serve as director of the Company include his representation of closely held businesses throughout Wisconsin, which gives him insight and familiarity with issues that are important to our individual customers.  Mr. Steimle holds a B.B.A degree in finance from the University of Wisconsin—Milwaukee and a juris doctorate degree from Marquette University Law School.

			2008

Kenneth R. Zacharias	53	Mr. Zacharias has served on our Board of Directors since April 2008. He is a Certified Public Accountant and has been a shareholder at Schenck S.C., a certified public accounting firm, since 1999. Mr. Zacharias’ qualifications to serve as director of the Company include his broad background in the income tax and general business consulting areas and a focus in the commercial real estate sector. Mr. Zacharias holds a B.A. degree in accounting from St. Norbert College.	2008

In addition, the business experience for each of our executive officers not otherwise discussed above is as follows:

Name and Age	Position
Gary R. Abramowicz, 59

Mr. Abramowicz has been our Chief Financial Officer and Treasurer, as well as Chief Financial Officer and Executive Vice President of the Bank, since May 2008.  Mr. Abramowicz is a certified public accountant with over 30 years of banking experience in accounting, operations management and financial management in banking, including over 15 years as a Chief Financial Officer at a bank holding company.  Mr. Abramowicz holds a B.B.A. degree in accounting from the University of Wisconsin—Eau Claire.

David A. Coggins, 62

Mr. Coggins joined the bank as Executive Vice President of agricultural banking in August 2009 and served in that capacity until becoming Chief Banking Officer in November 2015.  Mr. Coggins has over 40 years of financial and banking experience with 34 years of prior progressive experience in lending, supervision and executive management in both agricultural and commercial lending institutions.  Mr. Coggins holds a Bachelor’s degree in Animal Science from the University of Wisconsin-River Falls.

Craig P. Mayo, 53

Mr. Mayo, Executive Vice President, has been with the Bank since October 2011 and Chief Credit Officer of the Bank since July 2014.  He is a seasoned banking professional with 30 years of experience in credit and sales, with a strong credit background with formal credit training.  Prior to his experience at the Bank, he was Vice President and Special Loans Officer at Citizens Bank in Green Bay, Wisconsin from 2009 to 2011.  Mr. Mayo holds a B.A. degree from Middlebury College.

Mark A. Miller, 59

Mr. Miller has been the Secretary of the Company since March 2014, Executive Vice President and Chief Risk Officer since January 2014 and Counsel of the Bank since 2011.  Prior to joining the Company, Mr. Miller was president of Miller Advisors, LLC, a law firm advising company from 2010 to 2011.  Mr. Miller was also the chief executive officer and a shareholder of Whyte Hirschboeck Dudek S.C., a full-service law firm in Milwaukee, Wisconsin from 2001 to 2009 and from 1994 to 2009, respectively.  Mr. Miller was also President of Miller Implement Company, a farm equipment dealership, from 1992 to 2008.  Mr. Miller holds an A.B. degree in History from the University of Chicago and a juris doctorate degree from Marquette University Law School.

Director Compensation

All non-employee County directors receive $470 for any board committee meetings lasting longer than 30 minutes, with committee chairmen receiving an additional $415 per committee meeting.  Non-employee directors of the Bank also receive a monthly retainer of $2,290 as well as a $2,500 fee for annual two day strategic planning meetings.  Non-employee directors are also paid $1,500 for a multi-day training event attended.  Wayne D. Mueller, who is a part-time employee of the Bank and assists with special assignments, receives the same director compensation as non-employee directors.  Employee or insider directors of the Bank receive $350 per regular Board meeting, but receive no compensation for Bank committee meetings.  Directors are allowed to miss two committee meetings per year before payment for that meeting is withheld.

The following table sets forth information concerning compensation accrued or paid to our non-employee directors during the year ended December 31, 2015, for their service on our Board.  Directors who are also our employees receive no additional compensation for their service as directors, except as described above, and are not included in the table below.

Name	Fee Earned or Paid in Cash(1)	All Other Compensation		Total
Carmen L. Chizek	$36,560	$—		$36,560
Lynn D. Davis	36,090	—		36,090
Edson P. Foster, Jr.	41,490	—		41,490
Wayne D. Mueller (2)	42,380	53,641	(3)	96,021
Andrew J. Steimle	41,260	—		41,260
Kenneth R. Zacharias	38,780	—		38,780
Gary J. Ziegelbauer	37,425	—		37,425
(1)	Includes fees for serving on County’s and the Bank’s boards of directors.
(2)

Mr. Mueller served as a Senior Vice President of the Bank until his retirement as of May 1, 2014, but continues to serve as a director of both the Company and the Bank.  Since his retirement, Mr. Mueller has been employed on a part-time basis to assist with special assignments.

(3)

Amount reflects $47,096 of retainer fees in his capacity as a part-time employee of the Company, and $6,545 of 401(k) discretionary contributions while employed by the Bank.  Mr. Mueller participated in certain group life, health, disability insurance and medical reimbursement not disclosed in this table, that are generally available to salaried employees and do not discriminate in scope, terms and operation.

The Board of Directors recommends a vote FOR the election of each of the individuals nominated to serve as a director.  Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

CORPORATE GOVERNANCE MATTERS

Independence of Our Board of Directors and Board Committees

Under the rules of the NASDAQ Stock Market Inc. (“NASDAQ”), independent directors must comprise a majority of our Board of Directors.  The rules of NASDAQ, as well as those of the Securities and Exchange Commission (the “SEC”) also impose requirements with respect to the independence of our directors. Our Board of Directors has evaluated the independence of its members based upon the rules of NASDAQ and the SEC and the transactions referenced under the section titled “Certain Relationships and Related Party Transactions.” Applying these standards, our Board of Directors determined that none of the directors, other than Messrs. Schneider, Censky, Binversie and Mueller, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of those directors is “independent” as that term is defined under the NASDAQ Listing Rules. Messrs. Schneider, Censky, Binversie and Mueller are not considered independent because they are, or within the prior three years have been, officers of County and/or the Bank.  Our Board of Directors also determined that each director who serves as a member of the Audit, Compensation, and Nominating and Governance committees satisfies the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable.

The Board of Directors held 16 meetings during 2015, and each director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings by all committees of the Board on which he served.  Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage and expect all of our directors to attend. Last year, at least nine out of the ten directors serving at that time were present at the annual meeting.

Board Leadership Structure.  The Board has not adopted a formal policy regarding the separation of the roles of Chairman of the Board and President because the Board believes that it is in our best interests to make that determination from time to time based on the position and direction of the organization and the composition of our Board.  Currently, the positions of the Chairman of the Board and the President are held by different individuals, as Mr. Censky serves as the Chairman of the Board and Mr. Schneider serves as President.  Additionally, our Bylaws state that County’s President also serves as County’s Chief Executive Officer.  In concluding that having Mr. Censky serve as Chairman of the Board and Mr. Schneider serve as President represents the appropriate structure for us at this time, our Board considered the benefits of having the Chairman serve as a bridge between management and our Board, ensuring that both groups act with a common purpose.  Our Board also considered

Mr. Censky’s knowledge regarding our operations and the industry in which we compete and his ability to promote communication, to synchronize activities between our Board and our senior management and to provide consistent leadership to both the Board and County in coordinating our strategic objectives.  We believe this structure is appropriate because the Board includes a number of seasoned independent directors.

Although our Bylaws do not require County to separate the Chairman of the Board and President positions, our Board of Directors believes it is appropriate for these roles to be separate at this time.  Our Board also recognizes that depending on the circumstances, other leadership models, such as combining the roles of Chairman and President, may be appropriate.  Accordingly, our Board may periodically review its leadership structure.

Role of the Board in Risk Oversight.  The Board of Directors is actively involved in oversight of risks that could affect us including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks.  The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within County as well as through internal and external audits.  Risks relating to the direct operations of the Bank are further overseen by the Board of Directors of the Bank, who are the same individuals who serve on the Board of Directors of County, with the exception of Mr. Chizek.  Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization, including our enterprise risk management procedures.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.  The composition and responsibilities of each committee are described below.  Members serve, and will serve, on committees until their resignation or until otherwise determined by our Board.  The Board has adopted written charters for each of the committees described below.  The committee charters can be found on the Bank’s website at www.investorscommunitybank.com under “Enter Investor Relations — Corporate Information — Governance Documents.”

Audit Committee.  Our Audit Committee is comprised of Messrs. Foster, Matzke (who joined the Audit Committee in May 2016), Steimle and Zacharias.  Messrs. Foster, Matzke, Steimle and Zacharias satisfy the heightened audit committee independence requirements under the NASDAQ Listing Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Audit Committee held eight meetings in 2015.

Mr. Zacharias serves as the Chair of our Audit Committee.  Mr. Zacharias is our “audit committee financial expert,” as that term is defined under SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and possesses the requisite financial sophistication, as defined under the NASDAQ Listing Rules.  The Audit Committee operates under a written charter.  Under its charter, our Audit Committee is responsible for, among other things:

•	overseeing accounting and financial reporting process;
•	selecting, retaining and replacing independent auditors and evaluating their qualifications, independence and performance;
•	reviewing and approving scope of the annual audit and audit fees;
•	monitoring rotation of partners of independent auditors on engagement team as required by law;
•	discussing with management and independent auditors the results of annual audit and review of quarterly financial statements;
•	reviewing adequacy and effectiveness of internal control policies and procedures;
•	approving retention of independent auditors to perform any proposed permissible non-audit services;

•	overseeing internal audit functions and annually reviewing the Audit Committee charter and committee performance;
•	preparing the Audit Committee report that the SEC requires in our annual proxy statement; and
•	reviewing and evaluating the performance of the Audit Committee, including compliance with its charter.

Compensation Committee.  The members of the Compensation Committee are Messrs. Chizek, Davis, Dercks (who joined the Compensation Committee in May 2016), Foster and Steimle.  However, following the Annual Meeting, Mr. Chizek will no longer serve as a member of the Compensation Committee.  Mr. Foster serves as the Chair of the Compensation Committee.  Each member of the Compensation Committee is a non-employee director within the meaning of the applicable SEC regulations and an outside director as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and each is an independent director as defined by the NASDAQ Listing Rules.  The Compensation Committee held seven meetings in 2015.

Under its charter, our Compensation Committee is responsible for, among other things:

•	retaining or obtaining the advice of a compensation consultant, legal counsel or other adviser, including ones that are not independent;
•

determining cash compensation and cash compensation plans, including incentive compensation, amounts and terms of stock option or other equity awards, and terms of any agreements concerning employment, compensation or employment termination matters;

•

reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers and evaluating their performance in light of those goals and objectives;

•

monitoring the application of retirement and other fringe benefit plans for the Chief Executive Officer, President and other executive officers, periodically reviewing succession plans for the Chief Executive Officer, President and other executive officers and acting on behalf of the Board of Directors with respect to welfare plans and employee retirement;

•	administering the issuance of stock options and other awards under our 2012 Equity Incentive Compensation Plan and any other equity incentive plans;
•	reviewing succession plans for our key executive officers;
•	establishing, administering and certifying attainment of performance goals in order to comply with Section 162(m) of the Code as the committee deems appropriate;
•	reviewing and recommending disclosures and providing reports for our annual proxy statement;
•	periodically reporting to the Board of Directors regarding the committee’s activities; and
•	reviewing and evaluating the performance of the Compensation Committee, including compliance with its charter.

To avoid violations of Section 162(m) requirements in the event that one or more of the members of the Compensation Committee are not outside directors, as defined under the Code, we may create a compensation subcommittee, which will be responsible for approving performance-based compensation, if any, as permitted by the committee’s charter.

The Compensation Committee sets and administers the policies that govern the Bank’s executive compensation programs.  The Compensation Committee sets and/or approves total compensation for our executive officers as defined in the Compensation Committee’s charter, and acts on behalf of the entire Board.  The Compensation Committee also provides recommendations regarding director compensation programs.  Additionally, the Compensation Committee reviews the recommendations as submitted for all other officer and staff level compensation programs on an annual basis.  We have a long‑standing relationship with McLagan Consulting and utilize their expertise to evaluate pay policies and practices, and to provide guidance on current and future compensation decisions.  McLagan Consulting provides benchmarking information related to base salaries, annual incentives, long-term cash and equity incentives and supplemental benefits such as supplemental executive retirement plans and deferred compensation.  We pay McLagan Consulting for benchmarking data and on an ad hoc basis for special projects.  McLagan Consulting was engaged directly by the Compensation Committee, and the Compensation Committee has determined that McLagan Consulting is independent and that their work has raised no conflicts of interest.

Nominating and Governance Committee.  Our Nominating and Governance Committee is composed of Messrs. Matzke (who joined the Nominating and Governance Committee in May 2016), Steimle and Ziegelbauer.  Mr. Ziegelbauer serves as the Chair of the Nominating and Governance Committee.  The Nominating and Governance Committee held three meetings in 2015.  Under the Nominating and Governance Committee charter, the Nominating and Governance Committee is responsible for, among other things:

•	periodically reviewing our Board candidate nomination guidelines and recommending amendments to such guidelines as it deems appropriate;
•	identifying new candidates for directorships and reviewing the qualifications of candidates;
•	making recommendations to our Board of Directors regarding candidates for directorships;
•	periodically reviewing the compensation arrangements in effect for the non-management members of the Board of Directors;
•	coordinating the Board self-evaluation process;
•	overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters;
•	developing and reviewing director succession plans; and
•	reviewing and evaluating the performance of the Nominating and Governance Committee, including compliance with its charter.

Our Board of Directors has determined that each member of our Nominating and Governance Committee is independent within the meaning of the independent director guidelines of the NASDAQ Listing Rules.

Other Committees.  The Bank’s Board of Directors has also created a Loan Committee, which is comprised of the entire Board of Directors of the Bank.  This committee concentrates its efforts on loan review and underwriting procedures.  Each committee is permanently standing, active, and meets with management on a regular basis.

Director Nomination Procedures

The Nominating and Governance Committee will consider nominations for directors submitted by shareholders in accordance with the Bylaws.  Pursuant to County’s Bylaws, notice of shareholder nominations for directors must be made in writing, delivered personally or mailed by United States mail, postage prepaid, to the Secretary of County, Mark A. Miller, at 860 North Rapids Road, P.O. Box 700, Manitowoc, Wisconsin 54221‑0700, no later than 90 days prior to the Annual Meeting, or in the case of a special meeting, no later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders, in order to be considered.  Each notice of nomination must contain the name and address of the nominating shareholder, the number of shares held of record by the shareholder, the date on which the shareholder acquired such shares and background information about the proposed nominee.  The Nominating and Governance Committee shall determine whether nominations were made in accordance with the Bylaws and, if not, any defective nomination will be disregarded.

The Board of Directors considers various factors to be important when evaluating potential members of the Board, regardless of whether the candidate is proposed by the Nominating and Governance Committee or by a shareholder, including the individual’s integrity, general business background and experience, experience in the banking industry, and his or her ability to serve on the Board of Directors.  The Board does not attempt to assign any relative weights to the factors, but considers them as a whole.

Although County has no formal policy on Board diversity, the Board believes that a diverse Board of Directors is desirable to expand its collective knowledge and expertise relating to County’s business, as well as to evaluate management and positively influence its performance.  Accordingly, in carrying out its responsibilities for locating, recruiting, and nominating candidates for election to the Board, County intends to take into account a number of factors and considerations, including diversity.  Such considerations of diversity include geographic regions, professional or business experience, gender, race, national origin, specialized education or work experience, and viewpoints.

While the Nominating and Governance Committee does not have any formal procedures for consideration of such recommendations, shareholder nominees are analyzed by the Nominating and Governance Committee in the same manner as nominees that are identified by the committee.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Foster, Chizek, Davis and Steimle.  No Compensation Committee members have ever been officers or employees of the Company or the Bank. No executive officer served as a director or member of the compensation committee of any other entity whose executive officers served as a member of our Board or a member of the Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. We have posted the code of business conduct and ethics on our website at www.investorscommunitybank.com, and the Company intends to satisfy its disclosure requirement by this reference.

Our code of business conduct and ethics is available in print for any shareholder who requests it by writing to Mr. Mark A. Miller, Secretary, County Bancorp, Inc., 860 North Rapid Road, P.O. Box 700, Manitowoc, Wisconsin 54221-0700.

Communications with Board of Directors

Although County has not to date developed formal processes by which shareholders may communicate directly to directors, it believes that the informal process in which any communication sent to the Board in care of the Secretary is forwarded to the Board, has historically served the Board’s and its shareholders’ needs.  The Board of Directors periodically considers whether changes to this procedure are appropriate.  However, unless and until a new means of communication is promulgated, communications to the Board should be sent in care of Mark A. Miller, Secretary, 860 North Rapids Road, P.O. Box 700, Manitowoc, Wisconsin 54221-0700.  Mr. Miller will pass along all such communications to the Board (except for complaints of a personal nature that are not relevant to County or the Bank as a whole).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock and our Series B Nonvoting Noncumulative Perpetual Preferred Stock (“Series B Preferred Stock”) as of as of May 17, 2016 for:

•	each of our directors;
•	each of our named executive officers;

•	all of our directors and executive officers as a group; and
•	each shareholder known by us to be the beneficial owner of more than 5% of our capital stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that persons and entities named in the table below have sole voting and investment power with respect to all the capital stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 6,499,531 shares of capital stock outstanding as of May 17, 2016.  In computing the number of shares of common stock beneficially owned by a person and the ownership percentage of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or releasable within 60 days of May 17, 2016.  We did not deem these shares outstanding, however, for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (2)(3)(4)	Ownership of Shares of Series B Preferred Stock (4)	Percent of Class
Directors and Officers:
William C. Censky	385,000	—	5.9%
Timothy J. Schneider	182,988	—	2.8%
Mark R. Binversie	334,235	—	5.1%
Carmen L. Chizek	124,700	8,000	1.9%
Lynn D. Davis	16,881	—	*
Rick G. Dercks (5)	106,732	—	1.6%
Edson P. Foster, Jr.	33,500	—	*
Robert E. Matzke	27,663	—	*
Wayne D. Mueller	150,135	—	2.3%
Kathi P. Seifert	2,475	—	*
Andrew J. Steimle	17,500	—	*
Kenneth R. Zacharias	12,000	—	*
Gary J. Ziegelbauer	411,890	—	6.3%
All Executive Officer and Directors as a Group (17 persons)	1,948,768	—	30.0%

5% Beneficial Owners:
Wellington Management Group LLP (6)	397,718	—	6.1%
EJF Capital LLC (7)	300,000	—	4.6%

____________________

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of common stock.

(1)  Except as otherwise indicated, the address of each beneficial owner in the table is: c/o County Bancorp, Inc., 860 North Rapids Road, Manitowoc, Wisconsin 54221.

(2)

Except as otherwise indicated, the number includes shares held by, jointly with, or in trust for the benefit of, the person’s spouse and dependent children.  Shares are reported in such cases on the presumption that the individual may share voting and/or investment power because of the family relationship.

(3)

Amounts include the following numbers of shares pledged as security for personal loans with one or more third-party lenders:  for Mr. Censky—121,830; for Mr. Schneider—111,500; for Mr. Binversie—110,630; for Mr. Zacharias—12,000; and for all other executive officers—25,000.

(4)	The U.S. Treasury does not beneficially own any of our shares of common stock or Series B Preferred Stock.
(5)	Amounts include 61,102 shares held by Jily Limited Partnership. Mr. Dercks has shared voting power over the shares held by Jily Limited Partnership.
(6)

Information with respect to Wellington Management Group LLP (“Wellington”), located at 280 Congress Street, Boston, Massachusetts 02210, is based solely on a Schedule 13G filed with the SEC on February 11, 2016 by Wellington,

Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP.  Wellington, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP have shared voting and dispositive power with respect to 397,718 shares of common stock.

(7)

Information with respect to EJF Capital LLC (“EJF”), located at 2107 Wilson Boulevard, Suite 410, Arlington, Virginia 22201, is based solely on a Schedule 13G filed with the SEC on January 23, 2015 by EJF, Emanuel J. Friedman and EJF Sidecar Fund, Series LLC – Series D (the “EJF Sidecar Fund”). EJF has shared voting and dispositive power with respect to 300,000 shares of common stock.  EJF serves as the manager of the EJF Sidecar Fund and various managed accounts and may be deemed to share beneficial ownership of the 49,567 shares of common stock of which EFJ Sidecar Fund is the record owner and the 250,433 shares of common stock of which the managed accounts are the record owner.  Emanuel J. Friedman is the controlling member of EJF and may be deemed to share beneficial ownership of the 300,000 shares of common stock over which EJF shares beneficial ownership.

EXECUTIVE COMPENSATION

Overview

This section provides compensation information about the following individuals:

•	William C. Censky, our Chairman and Executive Chairman of the Bank
•	Timothy J. Schneider, our President, Chief Executive Officer of the Bank and Board Member
•	Mark R. Binversie, the President of the Bank and Board Member

In the discussion below, we referred to this group of executives as the “named executive officers.”  This group includes the executive officers for whom disclosure is required under the applicable rules of the SEC.  The remainder of this section provides a general summary of our compensation policies and practices and discusses the aggregate compensation we paid to our named executive officers in 2015.  Unless otherwise specifically noted, the Bank actually paid all of the compensation of our named executive officers.  As noted above, our named executive officers are also officers of the Bank and devote a substantial majority of their business time to the operations of the Bank.  Accordingly, each executive’s compensation is paid largely to compensate him for rendering services to the Bank.

Regulatory Impact on Compensation

As a publicly-traded financial institution, County Bancorp must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions.  These regulations do not set specific parameters within which compensation decisions must be made, but do require County and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better-than-average performance.  While the regulatory focus on risk assessment has been heightened over the last several years, the incorporation of general concepts of risk assessment in our compensation decisions is not a recent development.

Under its Interagency Guidelines Establishing Standards for Safety and Soundness (the “Safety and Soundness standards”), the Federal Deposit Insurance Corporation (the “FDIC”) has held that excessive compensation is prohibited as an unsafe and unsound practice.  In describing a framework within which to make a determination as to whether compensation is to be considered excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or non-cash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee.  The FDIC encourages financial institutions to review an employee’s compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups.  The FDIC provides that, in order to give proper context, such an assessment must be made in light of the institution’s overall financial condition.

In addition to the Safety and Soundness standards, the Compensation Committee must also take into account the joint agency Guidance on Sound Incentive Compensation Policies (the “Guidance”).  Various financial institution regulatory agencies worked together to issue the Guidance, which is intended to serve as a complement to the Safety and Soundness standards.  The Guidance sets forth a framework for assessing and mitigating risk associated with incentive compensation plans, programs and arrangements maintained by financial institutions.  The Guidance is narrower in scope than the Safety and Soundness standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to an institution.  With respect to such individuals, the Guidance is intended to focus an institution’s attention on balanced risk-taking incentives, compatibility of incentives with effective controls and risk management, and a focus on general principles of strong corporate governance in establishing, reviewing and maintaining incentive compensation programs.

The Compensation Committee, with the assistance of its advisors and County management, continues to monitor the status of compensation-related rules and regulations expected to be finalized or issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).  While the Compensation Committee believes its own risk assessment procedures are effective, it is prepared to implement any additional steps that may be deemed necessary to fully comply with such rules and regulations when finalized or issued.  The Compensation Committee does note, however, that the proposed risk assessment rules issued under the Dodd-Frank Act nearly mirror the Safety and Soundness standards and the framework of the Guidance.  As such, the Compensation Committee already adheres, in many respects, to the proposed rules and regulations under the Dodd-Frank Act.

As a publicly-traded corporation, County is also subject to the SEC’s rules regarding risk assessment.  Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the company. We do not believe that our incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on County.

The Compensation Committee continues to believe in and practice a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals and this has always been a component of its overall assessment of the compensation plans, programs and arrangements it has put in place for County’s named executive officers.  In this regard, the Compensation Committee has revisited the components of the frameworks set forth in the Safety and Soundness standards and the Guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into County’s compensation programs for our named executive officers.  The Compensation Committee believes County has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans.  The Compensation Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reported earnings in an effort to enhance his or her compensation.

In making decisions about executive compensation, in addition to the above, we also consider the impact of other regulatory provisions, including: the provisions of Section 162(m) of the Code, including the transition rules thereunder, that may limit the tax deductibility of certain compensation unless it is considered performance-based; Section 409A of the Code regarding nonqualified deferred compensation; and Section 280G of the Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control.  In making decisions about executive compensation, we also consider how various elements of compensation will impact our financial results.  For example, we consider the impact of FASB ASC Topic 718, which requires us to recognize the compensation cost of grants of equity awards based upon the grant date fair value of those awards.

Summary Compensation

The following table sets forth information regarding compensation awarded to or earned by our named executive officers for service during the years ended December 31, 2015 and 2014:

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
William C. Censky	2015	$250,000	$—	$—	$216,223	$22,011	$488,234
Chairman of Board	2014 (4)	250,000	—	—	244,348	21,686	516,034
Timothy J. Schneider	2015	309,308	79,392	83,415	114,819	22,224	609,158
President, Chief Executive Officer of the Bank	2014 (4)	292,000	12,994	12,825	227,669	20,982	566,470
Mark R. Binversie	2015	211,308	47,738	50,148	75,999	22,090	407,283
President of the Bank	2014 (4)	200,000	14,136	13,987	105,999	21,291	355,413
(1)

Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC topic 718.  For a discussion of valuation assumptions, please see Note 16 to the consolidated financial statements in the Form 10-K for the year ended December 31, 2015.

(2)

Reflects amounts earned under the Annual Incentive Compensation Plan, which are subject to holdback under the terms of the Plan.  Amounts for 2015 reflect a 75% payout of the 2014 annual incentive, a 15% payout of the 2013 annual incentive, and a 10% payout of the 2012 annual incentive.  Amounts for 2014 reflect a 75% payout of the 2013 annual incentive, and a 15% payout of the 2012 annual incentive.  With respect to Messrs. Censky, Schneider, and Binversie, $28,125, $32,850, and $30,000,  of the first tranche of their 2014 annual incentive was paid in December 2014 rather than in 2015 and is thusly disclosed as earned in 2014 in the above table.  The amounts relating to the 2014, 2013 and 2012 annual incentives, respectively, for each of the named executive officers are as follows: Mr. Censky - $271,840, $60,185 and $314,400; Mr. Schneider - $158,755, $25,888 and $247,200; and Mr. Binversie - $95,448, $33,804 and $293,416.  The held back payments are subject to both service and performance vesting requirements.

(3)

Amounts reflect 401(k) discretionary contributions, personal benefits, and director fees, as set forth in the table below.  The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms, and operation. The following table sets forth the amount of each item included for 2015.

Name and Principal Position	401(k) Discretionary Contributions	Directors Fees	Life Insurance	Perquisites (a)	Total
William C. Censky
Chairman of Board	$16,900	$4,200	$911	$—	$22,011
Timothy J. Schneider
President, Chief Executive Officer of the Bank	16,900	4,200	317	807	22,224
Mark R. Binversie
President of the Bank	16,900	4,200	593	397	22,090
(a)	For 2015, perquisites include the taxable amount included in income for the named executive officers arising from gifts from the Company.
(4)

The amounts reflected in the stock awards and option awards columns for 2014 were incorrectly calculated and have been adjusted by $12,994 and $12,825, respectively for Mr. Schneider and by $14,136 and $13,987, respectively for Mr. Binversie, as compared to our prior disclosure of these amounts.  Additionally the amounts reflected in the total column for 2014 were incorrectly calculated and have been adjusted by $3,145, $121,254 and $35,405 for Messrs. Censky, Schneider, and Binversie, respectively, as compared to our prior disclosure of these amounts.

Summary of Elements of Compensation

Base Salary.  Under the terms of the employment agreements (described below), each of the named executive officers are entitled to a base salary of not less than $250,000, $292,000, and $200,000 for Messrs. Censky, Schneider, and Binversie, respectively.

Annual Incentive Compensation.  The executives of the Bank have an incentive compensation program.  The program criteria are set annually by the Compensation Committee.  Each position has criteria set that include bank-wide goals, as well as individual production.  The fundamental bases of the goals are “soundness, profitability and growth”.   Consequently, credit quality, profitability and growth are measured in order to see if goals are met. Under the terms of the employment agreements, each named executive officer is entitled to participate in our annual incentive compensation plan as determined by our Compensation Committee.  The Annual Incentive Compensation Plan is designed to provide additional monetary incentives to employees responsible for directing activities that have a significant and direct bearing on the success of the Company based on the achievement of strategic and financial goals.  Payouts for each performance period are determined by utilization of a defined payout formula that is based upon the achievement of pre-determined criteria.  Amounts earned under the Annual Incentive Compensation Plan are subject to holdback under the terms of the Plan.  75% of each annual incentive award for a given performance period is held back until the year following the performance period, 15% is held back until the second year following the performance period, and 10% is held back until the third year following the performance period.  At the discretion of the Compensation Committee, a portion of each annual incentive award may be accelerated and paid during the performance period.   Employees must be in good standing on the date of payment to be entitled to receive the annual incentive.  Upon retirement on or after age 65 (or age 55 with 10 years of plan participation), death or disability, the participant is entitled to a pro-rated incentive award in the year of such event, and any previously held back amounts under the Annual Incentive Compensation Plan become vested and are paid out.

Equity and Equity-Based Incentive Plans.  The Company maintains the County Bancorp, Inc. 2012 Equity Incentive Compensation Plan, as amended (the “2012 Plan”).  The 2012 Plan allows for the granting of awards, including incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), and restricted stock.  As of December 31, 2015, 141,870 shares remained available for grant under the 2012 plan.

Retirement benefits.

401(k) Plan.  The Bank currently sponsors the Investors Community Bank 401(k) Plan (the “401(k) Plan”).  The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to the 401(k) Plan and income earned on such contributions are not taxable to participants until withdrawn or distributed from the 401(k) Plan.  With certain exceptions, all employees who have attained age 21 are eligible to make elective deferrals to the 401(k) Plan as of the beginning of the first date of each calendar month of the plan year following the commencement of service and are eligible to receive matching contributions and/or profit-sharing contributions after their completion of 1,000 hours of service during the plan year and be employed on the last day of the plan year.

A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax and after-tax basis, subject to the contribution limits imposed by the Code. For 2015, the elective deferral contribution limit is $18,000; provided, however, that a participant over age 50 may contribute, on a pre-tax basis, an additional $6,000 to the 401(k) Plan.  In addition to pre-tax and after-tax elective deferral contributions, the 401(k) Plan provides that the Bank may make discretionary matching contributions and/or profit-sharing contributions to each participant’s account.  A participant is always 100% vested in his or her elective deferral contributions.  However, participants will vest in their employer matching contributions and/or profit-sharing contributions, if any, at a rate of 20% per year, beginning after the completion of their first year of service, such that the participants will be 100% vested upon completion of five years of service.  The 401(k) Plan permits a participant to direct the investment of his or her own account into various investment options.

Investors Community Bank Salary Continuation Agreements.  Each of our named executive officers is party to a Salary Continuation Agreement with the Bank.  The Salary Continuation Agreements generally provide for an annual benefit, payable to the officers for a period of 15 years following the officer’s separation from service with the Bank.  The annual benefit for each of the officers is generally $60,000.  The annual benefit assumes the officer does not separate from service with the Bank until after he has reached age 65.  In the event any of the officers separates from service with the Bank at an earlier date for any reason other than for cause, he will be entitled to a reduced annual benefit based on the amount the Bank has accrued towards the Salary Continuation Agreement benefit at the time of such early termination.  As of December 31, 2015, the Company has accrued $585,357, $160,420 and $317,391 for Messrs. Censky, Schneider and Binversie, respectively, for future payments under the Salary Continuation Agreements.  As of December 31, 2015, each of Messrs. Censky, Schneider and Binversie was 0% vested in their benefit under the Salary Continuation Agreements.

Investors Community Bank Management Employees’ Elective Deferred Compensation Plan.  The Bank offers its named executive officers, along with other eligible management employees, the ability to defer their compensation under a nonqualified deferred compensation plan named the Investors Community Bank Management Employees’ Elective Deferred Compensation Plan (the “Deferred Compensation Plan”).  Under the Deferred Compensation Plan, a participant may elect to defer all or a portion of their base salary and all or a portion of their entire annual incentive bonus.  There is no limitation on the amount participants may choose to defer.

The participant’s deferrals receive an annual return based on the prime rate minus 2.25%, unless the participant elects to direct his or her deferrals into an alternative investment vehicle.  As of the date of this proxy statement, the only alternative investment vehicle is a variable annuity offered through Minnesota Mutual Life. Amounts deferred under the Deferred Compensation Plan are payable to the participant in a lump following the participant’s separation from service.

Outstanding Equity Awards at Fiscal Year End 2015

The following table sets forth information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2015:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Units of Stock that have not Vested		Market Value of Shares or Units of Stock that have not Vested (3)
William C. Censky	13,860			$11.63	12/31/2017
	5,800			12.00	12/31/2018
	9,120			12.00	12/31/2020
						2,280	(4)	$44,460
Timothy J. Schneider	13,100			$10.08	12/31/2016
	13,900			11.63	12/31/2017
	6,080			12.00	12/31/2018
	8,560			12.00	12/31/2020
	2,420	1,220	(1)	14.28	12/31/2024
		16,110	(2)	19.71	3/16/2025
						2,140	(4)	$41,730
						910	(5)	17,745
						4,028	(6)	78,546
Mark R. Binversie	13,630			$10.08	12/31/2016
	13,700			11.63	12/31/2017
	8,340			12.00	12/31/2018
	9,120			12.00	12/31/2020
	2,640	1,330	(1)	14.28	12/31/2024
		9,685	(2)	19.71	3/16/2025
						2,280	(4)	$44,460
						990	(5)	19,305
						2,422	(6)	47,229
(1)	Options vest December 31, 2016.
(2)	33.3% vested on March 17, 2016, 33.3% vest on March 17, 2017, and the remaining vest on March 17, 2018.
(3)	Value based on the closing price of $19.50 on December 31, 2015.
(4)	Restricted stock scheduled to vest on January 1, 2016.
(5)	Restricted stock scheduled to vest on January 1, 2018.
(6)	Restricted stock scheduled to vest on March 17, 2020.

Employment Agreements

The Bank has executed amended and restated employment agreements with each of our named executive officers, each effective as of November 5, 2014.  Each agreement automatically renews for successive terms of one year, unless the Bank or the named executive officer provides 60 days’ written notice.  Each named executive officer receives an annual base salary, as shown in the table below.  Each named executive officer is also eligible for annual incentive bonuses and equity awards, and will participate in certain employee fringe benefits comparable to those that other senior executives of the Bank are generally entitled.

If a named executive officer’s employment is terminated for cause, or due to death or disability, he will be entitled to receive all benefits and salary accrued through the date of termination.  If a named executive officer’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the agreement), he will be entitled to receive accrued salary and benefits through the date of termination, plus a lump sum severance payment equal to his respective regular severance multiple, as shown in the table below, times the sum of (i) the annual base salary in effect immediately prior to termination, and (ii) the historic bonus.  For purposes of this description, the “historic bonus” is equal to the average annual incentive bonus earned by the named executive officer during the three most recent fiscal years.

If at any time during the term a named executive officer’s employment is terminated by us other than for cause or by the executive for good reason during the period beginning six months prior to and ending two years after a “change in control,” he will be entitled to receive accrued salary and benefits through the date of termination, plus a lump sum severance payment equal to his change in control severance multiple, as shown in the table below, times the sum of (i) the annual base salary in effect immediately prior to termination, and (ii) the historic bonus.  The term “change in control” means: (i) certain acquisitions of beneficial ownership of 25% or more of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (ii) the members of the incumbent Board cease for any reason to constitute at least a majority of the new Board members; (iii) the consummation of certain mergers or consolidations to which County or the Bank is a party; (iv) the liquidation or dissolution of County or the Bank; and (v) a change in ownership of a substantial portion of County’s or the Bank’s assets.

In the event the named executive officer terminates his employment with the Bank for reasons other than good reason or for no reason, he must give written notice of his termination, specifying a termination date not less than 60 calendar days after giving the notice.  However, the Bank has the right to terminate the named executive before the specified termination date.  Upon termination for no good reason or for no reason, the named executive will be entitled to receive accrued salary and benefits through the date of termination, plus, if terminated prior to the end of the notice period, the portion of the base salary that would otherwise have been earned by the named executive through the end of the notice period.

All severance benefits provided in the executive employment agreements are conditioned upon the execution of a general release and waiver of claims against the Company.  Each named executive officer has also agreed to certain non-disclosure, non-competition, and non-solicitation restrictions for our benefit, for the period shown in the following table.

Name	2015 Annual Base Salary	Regular Severance Multiple	Change in Control Severance Multiple	Non-Compete Restricted Period after Termination
William C. Censky	$250,000	2	3	2 years
Timothy J. Schneider	310,000	2	3	2 years
Mark R. Binversie	215,000	2	3	2 years

2012 Equity Incentive Compensation Plan

Under the 2012 Equity Incentive Compensation Plan, for awards granted prior to October 7, 2014, in the event of termination without cause within 12 months of a change in control, all outstanding options and stock appreciation rights will become fully vested upon termination and shall remain exercisable for a period of 12 months following termination, but not beyond the original expiration date of the award.  All restrictions will lapse with respect to outstanding shares of restricted stock as of the date of a change in control.

Under the 2012 Equity Incentive Compensation Plan, for awards granted after to October 7, 2014, in the event of termination without cause within 12 months of a change in control, all outstanding options and stock appreciation rights will become fully vested upon termination and shall remain exercisable for a period of 12 months following termination, but not beyond the original expiration date of the award and all restrictions will lapse with respect to outstanding shares of restricted stock as of the date of the date of termination.

The following table sets forth information regarding options and shares reserved for future issuance under the equity compensation plans as of December 31, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category
Equity compensation plans approved by security holders	351,931	$13.71	141,870
Equity compensation plans not approved by security holders	—	—	—
Total	351,931	$13.71	141,870

PROPOSAL 2

APPROVAL OF THE 2016 LONG TERM INCENTIVE PLAN

Background

Effective May 13, 2016, we completed our previously announced merger with Fox River Valley pursuant to an Agreement and Plan of Merger, dated as of November 19, 2015.  Completion of the merger with Fox River Valley significantly increased the size of our Company and the number of our employees. We also issued 712,830 shares of Company common stock to the shareholders of Fox River Valley in connection with the merger.

Proposed 2016 Long Term Incentive Plan

Our Board has approved the County Bancorp, Inc. 2016 Long Term Incentive Plan (the “2016 Plan”) to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key employees and other individuals, and directed that the 2016 Plan be submitted for approval by our shareholders. We are submitting the 2016 Plan to our shareholders at this time to:

•	replace our current equity compensation plan, the County Bancorp, Inc. 2012 Long Term Incentive Plan (the “Prior Plan”);
•	comply with Nasdaq Stock Market rules and, with respect to incentive stock options, rules under Code Section 422, which require shareholder approval; and
•	allow performance awards under the 2016 Plan to qualify as “performance-based compensation” under Code Section 162(m).

One of the requirements of “performance-based compensation” under Code Section 162(m) is that the material terms of the performance goals must be approved by shareholders. These material terms generally include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goal is attained. Shareholder approval of the 2016 Plan is intended to constitute approval of the material terms of the performance goals under the 2016 Plan for purposes of Code Section 162(m).

If the 2016 Plan is not approved by our shareholders, it will not be adopted, and we will continue to operate under the Prior Plan until its expiration. In the event the 2016 Plan is not approved and the Prior Plan expires, we believe that higher cash compensation may be required to attract and retain key employees and other individuals.

In determining the number of Company shares to be authorized under the 2016 Plan, our Compensation Committee (the “Committee”) and Board of Directors considered the effects of the merger with Fox River Valley, our size, number of outstanding shares of Company common stock, and employee headcount, and the Committee and Board believe that a share reserve of 300,000 shares is appropriate. As of the date of this proxy statement through the date of the shareholder meeting, the Company will not grant any additional awards under the Prior Plan, and upon shareholder approval of the 2016 Plan, the Prior Plan will be frozen. The Committee and the Board believe that this number of shares is likely to be sufficient to fund the stock-based incentive program of the combined companies for several years based on historical usage.

Important Considerations

We have adopted and are recommending that our shareholders approve the 2016 Plan because we believe the design of the plan, and the number of shares reserved for issuance, are consistent with the interests of our shareholders and good corporate governance practices. In approving the 2016 Plan, our Compensation Committee and Board of Directors engaged an independent compensation consultant to assist with establishing a proper share reserve for the 2016 Plan. In doing so, we considered both overhang and usage.

Overhang is a measure that is sometimes used to assess the aggregate dilutive impact of equity programs such as the 2016 Plan. Overhang indicates the amount by which existing shareholder ownership would be diluted if the shares authorized for issuance under the 2016 Plan, coupled with the shares subject to outstanding awards, were issued. As of May 16, 2016 the Company had outstanding equity awards of 395,085 stock options with a weighted average exercise price of $14.39 and weighted average remaining term of 5.3 years, 48,818 full-value awards, and 83,016 shares remaining available in the Prior Plan, under which no new awards will be granted prospectively leading up to the date of the annual shareholders’ meeting (which represents overhang of approximately 7.4%). The approval of the new share pool of 300,000 shares to be authorized (combined with freezing the Prior Plan) will result in overhang of approximately 10.2% relative to the approximately 6,562,759 million shares currently outstanding.  We believe this level of overhang should not be viewed as excessive by shareholders. Additionally, we estimate that the additional shares to be authorized for issuance under the 2016 Plan (300,000) will be sufficient for several years based on anticipated usage.

Shareholder Approval; Best practices

If the 2016 Plan is adopted by our shareholders, we will not make any new grants of awards under the Prior Plan.  The 2016 Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices such as:

•

Multiple Award Types.  The 2016 Plan permits the issuance of stock options, restricted stock units, restricted stock and other types of equity and cash incentive grants, subject to the share limits of the plan. This breadth of award types will enable the plan administrator to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

•

No Evergreen Feature.  The number of authorized shares under the 2016 Plan is fixed at 300,000, all of which may be granted as ISOs. As of the date of shareholder approval of the 2016 Plan, no new grants will be made under the Prior Plan. The 2016 Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

•

Conservative Share Reuse Provision.  Shares subject to an award under the 2016 Plan will not be available for reuse if such shares are tendered in payment of a stock option, delivered or withheld to satisfy any tax withholding obligation.

•

Minimum Vesting Periods.  Stock awards that are vested solely based on continued service, must have a vesting period of at least one year, with the exception that up to 5% of the share reserve may have a shorter vesting period for director awards.

•

Repricings Prohibited.  Repricing of options and SARs generally is prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

•

Discount Stock Options and SARs Prohibited.  All options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the option or SAR is granted.

•

Double Trigger Change in Control Provisions.  The change in control provisions under the 2016 Plan provide for acceleration of vesting in the event of a change in control only if the 2016 Plan does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason following the change in control.

•

Tax-Deductible Cash Incentive Awards.  The 2016 Plan allows for payment of cash incentives, so that future awards may be made to certain officers that are eligible to be deducted under Code Section 162(m) for “performance-based compensation.”

•	Clawback Policy Implementation. All awards under the 2016 Plan will be subject to any applicable law respecting recapture of compensation or Company clawback policy in effect from time to time.
•	Independent Oversight. The 2016 Plan will be administered by a committee of independent Board members.

A summary of the material provisions of the 2016 Plan is set forth below. A copy of the 2016 Plan is set forth as Appendix A.

Purpose

The 2016 Plan was established by our Board to promote the Company’s long-term financial success, to attract, retain and reward persons who can contribute to the Company’s success, and to further align the participants’ interests with those of the Company’s shareholders. The 2016 Plan will be administered by a committee selected by the Board, currently the Committee, which will select award recipients from the eligible participants, determine the types of awards to be granted, the number of shares covered by the awards, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

General

The 2016 Plan incorporates a broad variety of equity-based and cash-based incentive compensation elements to provide the Committee with significant flexibility to address the requirements and limitations of applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2016 Plan and the best interests of the Company.

The maximum number of shares of the Company’s common stock that may be delivered to participants, or their beneficiaries, under the 2016 Plan is 300,000, with adjustments for certain corporate transactions and for forfeited shares. As of the date of shareholder approval of the 2016 Plan, no additional awards will be granted under the Prior Plan. To the extent that any shares covered by an award under the 2016 Plan are cancelled, forfeited, expire or are settled in cash, the shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2016 Plan. Shares subject to an award shall not again be made available for issuance or delivery under the 2016 Plan if such shares are (a) tendered in payment of a stock option, (b) delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) covered by a stock-settled SAR that were not issued upon the settlement of the award.

The 2016 Plan’s effective date would be the date of its approval by the Company’s shareholders. If approved, the 2016 Plan will continue in effect until terminated by the Board. However, no awards may be granted under the 2016 Plan after the 10-year anniversary of its effective date. Any awards that are outstanding after the 10th anniversary of the effective date will remain subject to the terms of the 2016 Plan.

The following additional limits apply to awards under the 2016 Plan:

•

The maximum number of shares that may be covered by options or SARs that are intended to be “performance-based compensation” under Section 162(m) of the Code that are granted to any one participant, other than a non-employee director, during any calendar year is 50,000 shares;

•	The maximum number of shares that may be covered by options or SARs that are granted to any one non-employee director during any calendar year is 5,000 shares;
•

The maximum number of shares that may be covered by stock awards that are intended to be “performance-based compensation” under Code Section 162(m) that are granted to any one participant, other than a non-employee director, during any calendar year is 25,000 shares;

•	The maximum number of shares that may be covered by stock awards that are granted to any one non-employee director during any calendar year is 5,000 shares; and
•

The maximum amount of cash incentive awards or cash-settled stock awards that are intended to be “performance-based compensation” under Code Section 162(m) payable to any one participant, other than a non-employee director, with respect to any calendar year is $1,000,000.

The Committee may use shares available under the 2016 Plan as the form of payment for grants or rights earned or due under any compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving the stock of the Company (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect an award’s status as “performance-based compensation” under Code Section 162(m). However, the Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of awards under the 2016 Plan.

Awards granted under the 2016 Plan generally will not be transferable except as designated by the participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. However, the Committee has the discretion to permit the transfer of awards under the 2016 Plan to immediate family members of participants, trusts, limited liability companies and other entities established for the primary benefit of such family members, as long as the transfers are made without value to the participant.

If the right to become vested in an award granted under the 2016 Plan to an employee participant is conditioned on the completion of a specified period of service with the Company or a subsidiary, without achievement of performance measures or other performance conditions being required as a condition of vesting, then the required period of service for full vesting must be at least one year.  This minimum required period of service for full vesting shall not apply to awards granted to director participants unless the aggregate of such director grants equals or exceeds five percent of the total share reserve under the 2016 Plan.

Eligibility

Selected employees and directors of, and eligible service providers to, the Company and its subsidiaries are eligible to become participants in the 2016 Plan, except that non-employees may not be granted incentive stock options. The Committee will determine the specific individuals who will be granted awards under the 2016 Plan and the type and amount of any such awards.

Stock Options

The Committee may grant incentive stock options and nonqualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the provisions of the individual award. Awards of options must expire no later than 10 years from the date of grant (and no later than five years for incentive stock options granted to a person that beneficially owns 10% or more of the Company’s common stock).

The exercise price for any option may not be less than the fair market value of the Company’s common stock on the date the option is granted. In addition, the exercise price of an incentive stock option granted to a person that beneficially owns 10% or more of the Company’s common stock at the time of grant may not be less than 110% of the fair market value of the stock on the date the option is granted. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company’s shareholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a predecessor plan.

Options awarded under the 2016 Plan will be exercisable in accordance with the terms established by the Committee. Any incentive stock option granted under the 2016 Plan that fails to continue to qualify as an incentive stock option will be deemed to be a nonqualified stock option and the Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. As determined by the Committee, the exercise price of an option may be paid in cash, in shares of the Company’s common stock (valued at fair market value as of the day of exercise), by net exercise, by other property deemed acceptable by the Board or by irrevocably authorizing a third party to sell shares of the Company’s common stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price (sometimes referred to as a “cashless exercise”) or in any combination of the foregoing methods deemed acceptable by the Committee. In a net exercise, the person exercising the option does not pay any cash and the net number of shares received is equal in value to the number of shares as to which the option is being exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is the fair market value.

Stock Appreciation Rights

SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee. Except as described below, the exercise price for a SAR may not be less than the fair market value of the stock on the date the SAR is granted. However, the exercise price may be higher or lower than fair market value for a SAR granted in replacement of an existing award held by an employee or director of, or a service provider to, a third party that is acquired by the Company or one of its subsidiaries, or for SARs granted under a predecessor plan. SARs will be exercisable in accordance with the terms established by the Committee.

Stock Awards

A stock award is a grant of shares of the Company’s common stock or a right to receive shares of the Company’s common stock, an equivalent amount of cash or a combination thereof in the future. Awards may include stock units, bonus shares, performance shares, performance units, restricted stock or restricted stock units or any other equity-based award as determined by the Committee. Any specific performance measures, performance objectives or period of service requirements may be set by the Committee in its discretion.

Cash Incentive Awards

A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or the Company’s common stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Committee. The Committee may grant cash incentive awards (including the right to receive payment of cash or the Company’s common stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of performance objectives over a specified period established by the Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

Forfeiture

Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by the participant will be forfeited immediately and the participant will have no further rights under the award.

Further, except as otherwise provided by the Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether during or after the participant’s termination of service, the participant will forfeit or pay the following to the Company:

•	All outstanding awards granted to the participant under the 2016 Plan, including awards that have become vested or exercisable;
•

Any shares held by the participant in connection with the 2016 Plan that were acquired after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service;

•

The profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service; and

•

The profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2016 Plan after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service, where such sale or disposition occurs in such similar time period.

One Million Dollar Limit

Section 162(m) of the Internal Revenue Code.    A U.S. income tax deduction for the Company generally will be unavailable for annual compensation in excess of $1 million paid to a “covered employee” (our chief executive officer and three other most highly compensated executive officers other than the chief financial officer). However, amounts that constitute “performance-based compensation” under Code Section 162(m) are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the 2016 Plan will satisfy the requirements for “performance-based compensation.” The Committee may designate whether any stock awards or cash incentive awards granted to any participant are intended to be “performance-based compensation.” Any such awards designated as intended to be “performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m).

Performance Measures.    The performance measures that may be used for such awards under the Plan will be based on any one or more of the following Company, subsidiary, business unit or financial reporting segment performance measures as selected by the Committee: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share; each as may be defined by the Committee); financial return ratios (e.g., return on investment; return on invested capital; return on equity; and return on assets; each as may be defined by the Committee); “Texas ratio”; expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; net income margin; interest income margins; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; assets per employee; charge offs; loan loss reserves; loans; deposits; nonperforming assets; growth of loans, deposits, or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; customer retention or growth; employee retention or growth; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.  Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries, business units or financial reporting segments of the Company or a subsidiary, or any combination thereof, and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items.

Change In Control

Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the 2016 Plan then held by the participant will become fully exercisable immediately if, and all stock awards and cash incentive awards will become fully earned and vested immediately if, (i) the 2016 Plan is not an obligation of the successor entity following a change in control or (ii) the 2016 Plan is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason following the change in control.

For purposes of the 2016 Plan, a “change in control” generally will be deemed to occur when (i) any person acquires the beneficial ownership of 25% or more of the common stock of the Company, except that the acquisition of an interest by a benefit plan sponsored by the Company or a corporate restructuring in which another member of the Company’s controlled group acquires such an interest generally will not be a change in control for purposes of the 2016 Plan, (ii) during any 12-month period, a majority of the Board members serving as of the 2016 Plan’s effective date, or whose election was approved by a vote of two-thirds of the directors then in office, no longer serves as directors, or (iii) the Company combines or merges with another company and, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the resulting Company.

In the event an award under the 2016 Plan constitutes “deferred compensation” for purposes of Code Section 409A, and the settlement or distribution of the award is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a “change in control event” for purposes of Code Section 409A.

Amendment and Termination

Our Board may at any time amend or terminate the 2016 Plan or any award granted under the 2016 Plan, but any amendment or termination generally may not impair the rights of any participant without the participant’s written consent. The Board may not amend any provision of the 2016 Plan to materially increase the original number of shares that may be issued under the 2016 Plan (other than as provided in the 2016 Plan), materially increase the benefits accruing to a participant or materially modify the requirements for participation in the 2016 Plan without approval of the Company’s shareholders. However, the Board may amend the 2016 Plan at any time, retroactively or otherwise, to ensure that the 2016 Plan complies with current or future law without shareholder approval, and the Board may unilaterally amend the 2016 Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Code Section 409A.

Clawback Policy

All awards, amounts and benefits received under the 2016 Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law even if adopted after the Plan becomes effective.

U.S. Federal Income Tax Considerations

The following is a summary of the current U.S. federal income tax consequences that may arise in conjunction with participation in the 2016 Plan.

Nonqualified Stock Options.    The grant of a nonqualified stock option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.    The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant, provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights.    The grant of a SAR generally will not result in taxable income to the participant. Upon exercise of a SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards.    A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.

Cash Incentive Awards.    A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received and the Company will be entitled to a corresponding deduction.

Withholding of Taxes.    The Company may withhold amounts from participants to satisfy withholding tax requirements. If permitted by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may no be used to satisfy more than the maximum individual statutory tax rate for each individual jurisdiction.

Change in Control.    Any acceleration of the vesting or payment of awards under the 2016 Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2016 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2016 Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

The number and types of awards to be made pursuant to the 2016 Plan is subject to the discretion of the Committee and is not determinable at this time.

Under applicable law, the adoption of the 2016 Plan requires the affirmative vote of the majority of the votes cast at the Annual Meeting for the proposal. In tabulating the votes, broker non-votes and abstentions on the adoption of the 2016 Plan will be disregarded and have no effect on the outcome of the vote.

Board Recommendation:

The Board of Directors recommends a vote FOR the approval of the 2016 Plan, as described in this proxy statement.  Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

County’s independent registered public accounting firm for the fiscal year ended December 31, 2015 was CliftonLarsonAllen LLP.  County’s Audit Committee has also appointed CLA as its independent registered public accounting firm for the fiscal year ending December 31, 2016.  Although County’s shareholders are not required to vote on the appointment of County’s independent registered public accounting firm, it is presenting this selection to its shareholders for ratification.  Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the Board of Directors’ appointment of CLA as County’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  Even if the appointment of CLA is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of CLA and to engage another firm if the Audit Committee determines such action is necessary or desirable.  If the appointment of CLA is not ratified, the Audit Committee will reconsider the appointment, but also may decide to maintain the appointment.  County has been advised by CLA that they are independent certified public accountants with respect to County within the meaning of the Exchange Act and the rules and regulations promulgated thereunder.

Representatives of CLA are expected to attend the Annual Meeting.  They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting.

The Board of Directors recommends a vote FOR the ratification of CLA as County’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

For services rendered in 2015 and 2014 by CLA, the following fees were billed for the audit of County’s annual consolidated financial statements for the years ended December 31, 2015 and 2014, respectively and for other services:

Fees	2015	2014
Audit fees (1)	$254,744	$283,993
Audit-related fees (2)	2,490	—
Tax fees (3)	14,615	12,800
All other fees (4)	750	—
Total	$272,599	$296,793
(1)

Audit fees consist of fees billed for professional services rendered for the audit of County’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by CLA in connection with statutory and regulatory filings or engagements.  For 2015, this amount includes $55,857 of fees incurred in connection with our initial public offering, which consisted of incremental audit fees, fees relating to the consent and comfort letter, and fees with respect to the review of the registration statement and interim financial statements.

(2)	Audit-related fees consist of professional services incurred for the merger with Fox River Valley.
(3)	Tax fees consist of fees for professional services rendered for federal and state tax compliance, assistance with the IRS audit, tax advice and tax planning.
(4)	Other fees consist of fees incurred related to assistance in due diligence process for the merger with Fox River Valley.

The Audit Committee approves all engagements of independent auditors in advance, including approval of related fees and an annual budget for projects and fees.  Items that are not covered under the budget or fees that exceed the budget require approval by the Audit Committee prior to payment.  All of the services described above in 2015 and 2014 were pre-approved.

AUDIT COMMITTEE REPORT

The Board of Directors evaluates the requirements for audit activities by independent auditors on a regular basis.  The Audit Committee, which reviews County’s financial reporting process on behalf of the Board of Directors, consists solely of qualified independent directors as defined under the NASDAQ Listing Rules.  Under SEC rules, the Board of Directors is required to review the qualifications of the members of the Audit Committee to determine if any members are “audit committee financial experts.”  The Board of Directors has determined that Kenneth R. Zacharias qualifies as an “audit committee financial expert” based on his professional training as a Certified Public Accountant, years of involvement with financial reporting, and long experience on the Board of Directors.  The Audit Committee’s functions and responsibilities are described in a written charter.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In this context, and in accordance with its charter, the Audit Committee has reviewed and discussed County’s audited financial statements for the fiscal year ended 2015 with management of County.  During these discussions, management represented to the Audit Committee that County’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.  In addition, the Audit Committee has discussed with CLA, County’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.  The Audit Committee also has received the written disclosures from CLA required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountants communications with the Audit Committee concerning independence, and has discussed with CLA the firm’s independence from County and its management.  The Audit Committee has, on a continuing basis, considered the possibility of a conflict of interest arising as a result of CLA performing independent audit services and other non-audit services.  The Board of Directors is satisfied that the audit services have been provided in compliance with adequate standards for independence.

Based on its review and discussions with management and the auditors, the Audit Committee has recommended to the Board of Directors, and the Board of Directors subsequently approved the recommendation, that the audited consolidated financial statements of County be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Submitted by the Audit Committee:

Edson P. Foster
Andrew J. Steimle
Kenneth R. Zacharias, Chairman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires County’s officers and directors to file reports concerning the ownership of County equity securities with the SEC and County.  County files the required reports on behalf of its officers and directors.  County believes that, since its initial public offering, when County’s shares began trading on January 16, 2015, all of its directors and executive officers complied with Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General. The Audit Committee reviews all “related party transactions” for potential conflict of interest situations and approves such transactions. However, the Audit Committee will not be responsible for reviewing and approving related party transactions that are reviewed and approved by another independent body of the Board of Directors. In approving or rejecting any related party transactions, the Audit Committee considers, among other things, the material facts of the transaction, including, but not limited to, whether the transaction is on the terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. A “related party transaction” is a transaction required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.  The Audit Committee’s policies and procedures for evaluating related party transactions is set forth in writing in its charter.

The following is a description of transactions, since January 1, 2015, to which we have been a party or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers or directors, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements, which are described under “Executive Compensation—Employment Agreements” and “Proposal 1 Election of Directors—Director Compensation.”

Loans and Extensions of Credit. The Sarbanes-Oxley Act generally prohibits loans to executive officers and directors of public companies. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by a bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made in the ordinary courses of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank and must not involve more than the normal risk of collectability or present other unfavorable features. The aggregate amount of our loans to our directors, executive officers and their related entities was $1.5 million and $1.2 million at December 31, 2015 and 2014, respectively. These loans were originated in compliance with applicable federal regulations and, as of December 31, 2015, were performing according to their original terms.

Other Transactions. Christopher Schneider, the brother of Timothy J. Schneider, our President and a director, received compensation of approximately $167,000 in 2015, in his capacity as an agricultural banking officer of the Bank. Since the beginning of our last fiscal year, there have been no other transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers or directors had or will have a direct or indirect material interest.

OTHER MATTERS

Shareholders may obtain a copy of our 2015 Annual Report to Shareholders and 2015 Form 10-K at no cost by writing or calling County Bancorp, Inc., Attention: Mark A. Miller, Secretary, 860 North Rapids Road, P.O. Box 700, Manitowoc, Wisconsin 54221-0700, telephone number (920) 686-9998.

Shareholder Proposals

Proposals intended for inclusion in the proxy statement for next year’s annual meeting of shareholders must be in writing and must be received by the Secretary of County at 860 North Rapids, P.O. Box 700, Manitowoc, Wisconsin 54221‑0700 no later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the 2016 annual shareholders meeting.  However, because County anticipates holding its 2017 annual meeting on Tuesday, May 16, 2017, which will be more than 30 days before the anniversary of the 2016 annual meeting, the SEC regulations provide that any proposals need to be received in a reasonable time before County begins to print and send its proxy materials. We expect to send our proxy materials to shareholders on or around April 6, 2017, so the date by which shareholder proposals for the 2017 annual meeting need to be received by County for inclusion in our proxy statement and form of proxy is set at December 7, 2016.  To be considered for inclusion in County’s proxy statement and proxy form for an annual meeting, the shareholder proposal must be submitted on a timely basis and the proposal and proponent thereof must meet the requirements established by the SEC for shareholder proposals.

In addition, County’s Bylaws provide that a shareholder wishing to nominate a candidate for election to the Board of Directors or to have any other matter considered by the shareholders at the annual meeting must give County written notice of such proposal, together with specified accompanying information, not less than ninety (90) days prior to the annual meeting in order to be considered at the meeting.  However, such proposals will not be included in County’s 2017 annual meeting proxy statement unless they further comply with the requirements set forth in the paragraph above.  The 2017 annual meeting is tentatively scheduled for Tuesday, May 16, 2017 and any proposal and related information must be received no later than February 15, 2017.  The purpose of this provision of the Bylaws is to assure adequate notice of and information regarding any such matter as to which shareholder action may be sought.  No nominees or proposals have been received to date relating to the Annual Meeting.

By Order of the Board of Directors

Mark A. Miller

Mark A. Miller
Secretary
County Bancorp, Inc.

Appendix A

2016 Long Term Incentive Plan

County Bancorp, Inc.

2016 Long Term Incentive Plan

Article 1
INTRODUCTION

Section 1.1Purpose, Effective Date and Term. The purpose of this County Bancorp, Inc. 2016 Long Term Incentive Plan is to promote the long-term financial success of County Bancorp, Inc. and its Subsidiaries by providing a means to attract, retain, and reward individuals who can and do contribute to such success, and to further align their interests with those of the Shareholders. The “Effective Date” of the Plan is June 21, 2016, the date of the approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

Section 1.2Participation. Each employee and director of, and service provider (with respect to which issuances of securities may be registered under Form S-8) to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award (other than ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.

Section 1.3Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2
Awards

Section 2.1General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a)Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the 10-year anniversary of the Effective Date or (ii) granted to a non-employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

(b)Stock Appreciation Rights. A stock appreciation right (an “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee.

(c)Stock Awards. A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement) in the future, excluding Awards designated as stock options, SARs or cash incentive awards by the Committee. Such Awards may include bonus shares, performance shares, performance units, restricted stock, restricted stock units or any other equity-based Award as determined by the Committee.

(d)Cash Incentive Awards. A cash incentive award is the grant of a right to receive a payment of cash (or Stock having a value equivalent to the cash otherwise payable, excluding Awards designated as stock options, SARs or stock awards by the Committee, all as shall be reflected in the respective Award Agreement), determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee.

Section 2.2Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO with respect to a 10% Shareholder). The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall not be less than 110% of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third business day following exercise of a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers’ check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.

Section 2.3Performance-Based Compensation. Any Award that is intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any Award and the establishment of performance measures that are intended to be Performance-Based Compensation shall occur during the period required under Code Section 162(m).

(a)Performance Measures. The performance measures described in this Section 2.3 may be based on any one (1) or more of the following: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share; each as may be defined by the Committee); financial return ratios (e.g., return on investment; return on invested capital; return on equity; and return on assets; each as may be defined by the Committee); “Texas ratio”; expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; net income margin; interest income margins; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; assets per employee; charge offs; loan loss reserves; loans; deposits; nonperforming assets; growth of loans, deposits, or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; customer retention or growth; employee retention or growth; budget comparisons or strategic business objectives, consisting of one (1) or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one (1) or more Subsidiaries, business units or financial reporting segments of the Company or a Subsidiary, or any combination thereof, and may be measured relative to a peer group, an index or a business plan.

(b)Partial Achievement. An Award may provide that partial achievement of the performance measures may result in payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 3.3.

(c)Extraordinary Items. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual or nonrecurring items of gain or loss, including non-cash refinancing charges; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; (iv) mergers or acquisitions; and (v) such other items permitted from time to time hereafter under the regulations promulgated under Code Section 162(m). To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(d)Adjustments. Pursuant to this Section 2.3, in certain circumstances the Committee may adjust performance measures; provided, however, that no adjustment may be made with respect to an Award that is intended to be Performance-Based Compensation, except to the extent the Committee exercises such negative discretion as is permitted under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may (i) adjust, change or eliminate the performance measures or change the applicable performance period or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.4Restrictions on Stock Awards.  If the right to become vested in an Award granted to an employee Participant is conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, or other Awards, then the required period of service for full vesting shall not be less than one (1) year (subject to acceleration of vesting, to the extent permitted by the Committee, as provided herein); provided, however, that the required period of service for full vesting with respect to stock awards shall not apply to Awards granted to Director Participants provided that the aggregate of such Director grants do not exceed 5% of the total Share reserve set forth in Section 3.2(a).

Section 2.5Dividends and Dividend Equivalents. Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments may be made currently or credited to an account for the Participant, may be settled in cash or Shares and may be subject to terms or provisions similar to the underlying Award.

Section 2.6Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award held by a Participant, whether vested or unvested, shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.

Section 2.7Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A, the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.7 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award shall be deemed to constitute the Participant’s acknowledgment of, and consent to, the rights of the Committee under this Section 2.7, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute deferred compensation, if such discretionary authority would contravene Code Section 409A.

Article 3
Shares Subject to Plan

Section 3.1Available Shares. The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2Share Limitations.

(a)Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 300,000 (all of which may be granted as ISOs and all of which may be granted as full value awards).  The maximum number of Shares available for delivery under the Plan (including the number that may be granted as ISOs) and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. Following the Effective Date, no new awards will be granted from the Prior Plan.

(i)To the extent any Shares covered by an Award under the Plan or the Prior Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited (including unvested stock awards), canceled, or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again become eligible for delivery under the Plan.

(ii)With respect to SARs that are settled in Shares, the full number of covered Shares set forth in the Award Agreement shall be counted for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iii)If the exercise price of any stock option granted under the Plan is satisfied by tendering Shares to the Company (whether by actual delivery or by attestation and whether or not such surrendered Shares were acquired pursuant to an award) or by the net exercise of the award, the full number of covered Shares set forth in the Award Agreement shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(b)If the withholding tax liabilities arising from an Award are satisfied by the tendering of Shares to the Company (whether by actual delivery or by attestation and whether or not such tendered Shares were acquired pursuant to an award) or by the withholding of or reduction of Shares by the Company, such Shares shall be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

Section 3.3Limitations on Grants to Individuals. The following limitations shall apply with respect to Awards:

(a)Stock Options and SARs. The maximum number of Shares that may be subject to stock options or SARs granted to any one Participant during any calendar year that are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 50,000. For purposes of this Section 3.3(a), if a stock option is granted in tandem with an SAR, such that the exercise of the option or SAR with respect to a Share cancels the tandem SAR or option right, respectively, with respect to such Share, the tandem option and SAR rights with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.3(a).

(b)Stock Awards. The maximum number of Shares that may be subject to stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 25,000.

(c)Cash Incentive Awards and Stock Awards Settled in Cash. The maximum dollar amount that may be payable to any one Participant pursuant to cash incentive awards and cash-settled stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be $1,000,000.

(d)Dividends, Dividend Equivalents and Earnings. For purposes of determining whether an Award is intended to be qualified as Performance-Based Compensation under the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any Award that is not yet vested shall be treated as a separate Award, and (ii) if the delivery of any Shares or cash under an Award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

(e)Partial Performance. Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant Awards having an aggregate dollar value and/or number of Shares less than the maximum dollar value and/or number of Shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of Shares over the aggregate dollar value and/or number of Shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of Shares that may be awarded to such Participant in respect of the next performance period or restriction period in respect of which the Committee grants to such Participant an Award intended to qualify as Performance-Based Compensation, subject to adjustment pursuant to Section 3.4.

(f)Director Awards.

(i)The maximum number of Shares that may be subject to stock options or SARs granted to any one (1) Director Participant during any calendar year shall be 5,000.

(ii)The maximum number of Shares that may be subject to stock awards that are granted to any one (1) Director Participant during any calendar year shall be 5,000.

(g)The foregoing limitations shall not apply to cash-based director fees that the Director elects to receive in the form of Shares or Share based units equal in value to the cash‑based director fee.

Section 3.4Corporate Transactions; No Repricing.

(a)Adjustments. To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not negatively affect the status of an Award intended to qualify as Performance-Based Compensation, if applicable); provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

(b)No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.5Delivery of Shares. Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a)Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)No Certificates Required. To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article 4
Change in Control

Section 4.1Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in any Award Agreement, at the time of a Change in Control, subject to any forfeiture and expiration provisions otherwise applicable to the respective Awards, all stock options and SARs under the Plan then held by the Participant (whether time-vested or performance-vested awards) shall become fully exercisable immediately if, and all stock awards and cash incentive awards under the Plan then held by the Participant shall become fully earned and vested immediately if,

(a)the Plan and the respective Award Agreements are not the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control, or

(b)the Plan and the respective Award Agreements are the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control and the Participant incurs a Termination of Service without Cause or the Participant resigns for Good Reason following such Change in Control.

Section 4.2Definition of Change in Control.

(a)For purposes of the Plan, “Change in Control” means the first to occur of the following:

(b)Individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease during any 12 month period, for any reason, to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director;

(c)Any Person is or becomes a “beneficial owner” (as defined in Exchange Act Rule 13d-3), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary; (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) pursuant to a “Non-Qualifying Transaction” (as defined in paragraph (d), below); or

(d)The consummation of a merger, consolidation, statutory share exchange, sale of all or substantially all of the Company’s assets, a plan of liquidation or dissolution of the Company or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Transaction”), unless immediately following such Business Transaction: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Transaction (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Transaction (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Transaction), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Transaction; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Transaction were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Transaction (any Business Transaction that satisfies all of the criteria specified in (i), (iii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”).

(e)Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person, a Change in Control of the Company shall then occur.

(f)Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes deferred compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” under Code Section 409A.

Article 5
Committee

Section 5.1Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act), an “outside director” (within the meaning of Code Section 162(m)) and an “independent director” (within the meaning of the rules of the securities exchange which then constitutes the principal listing for the Stock), in each case to the extent required by the Exchange Act, Code Section 162(m), or the applicable rules of the securities exchange which then constitutes the principal listing for the Stock, respectively. Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2Powers of Committee. The Committee’s administration of the Plan shall be subject to the other provisions of the Plan and the following:

(a)The Committee shall have the authority and discretion to select from among the Company’s and the Subsidiary’s employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)In the event that the Committee determines that it is advisable to grant Awards that do not qualify for the exception for Performance-Based Compensation from the tax deductibility limitations of Code Section 162(m), the Committee may grant such Awards without satisfying the requirements of Code Section 162(m).

(c)The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)The Committee shall have the authority to define terms not otherwise defined in the Plan.

(e)Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(f)In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

Section 5.3Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity or the Plan or the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act or of Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it. The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4Information to be Furnished to Committee. As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.

Article 6
Amendment and Termination

Section 6.1General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.7, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities that may be delivered under the Plan other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.

Section 6.2Amendment to Conform to Law. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.7 or Section 3.4 without further consideration or action.

Article 7
General Terms

Section 7.1No Implied Rights.

(a)No Rights to Specific Assets. No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an

Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b)No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c)No Rights as a Shareholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2Transferability. Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies and other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members; and provided, further, that such transfers shall not be made for value to the Participant.

Section 7.3Designation of Beneficiaries. A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.

Section 7.4Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of restricted stock, stock options or other equity awards otherwise than under the Plan or an arrangement that is or is not intended to qualify as Performance-Based Compensation under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5Award Agreement. Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6Form and Time of Elections. Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.

Section 7.7Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction.

Section 7.9Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Section 7.10Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.11No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.12Governing Law. The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Wisconsin without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.13Benefits Under Other Plans. Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant’s employer.

Section 7.14Validity. If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.15Notice. Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or prepaid overnight courier to the Company at the address set forth below:

County Bancorp, Inc.

860 North Rapids Road

Manitowoc, Wisconsin 54221

Such communications shall be deemed given:

(a)In the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; and

(b)In the case of certified or registered U.S. mail, five days after deposit in the U.S. mail;

provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resources officer and corporate secretary.

Section 7.16Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the “Policy”) or any applicable law. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant, whether adopted prior to or following the making of any Award and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.

Section 7.17Breach of Restrictive Covenants. Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether during or after the Participant's Termination of Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit or pay to the Company:

(a)Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b)Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service;

(c)The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

(d)The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service and where such sale or disposition occurs in such similar time period.

Article 8
Defined Terms; CONSTRUCTION

Section 8.1In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)“10% Shareholder” means an individual who, at the time of grant, owns Voting Securities possessing more than 10% of the total combined voting power of the Voting Securities.

(b)“Award” means an award under the Plan.

(c)“Award Agreement” means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required.

(d)“Board” means the Board of Directors of the Company.

(e)If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause” (or the like), then, for purposes of the Plan, the term “Cause” has the meaning set forth in such agreement; and in the absence of such a definition, “Cause” means (i) any act by the Participant of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule, or regulation in connection with the performance of a Participant’s duties to the Company or a Subsidiary (other than traffic violations or similar offenses), (iii) the willful or negligent failure of the Participant to perform the Participant’s duties to the Company or a Subsidiary in any material respect, (iv) the Participant’s commission of a crime of embezzlement or fraud or any felony under the laws of the United States or any state thereof, (v) the Participant’s breach of fiduciary responsibility, (vi) an act of dishonesty by the Participant that is materially injurious to the Company or a Subsidiary, (vii) the Participant’s engagement in one (1) or more unsafe or unsound banking practices that have a material adverse effect on the Company or a Subsidiary, (viii) the Participant’s removal or permanent suspension from banking pursuant to Section 8(e) of the Federal Deposit Insurance Act or any other applicable state or federal law, (ix) an act or omission by the Participant that leads to a material harm (financial or reputational) to the Company or a Subsidiary in the community, or (x) a material breach by the Participant of Company policies as may be in effect from time to time.

Further, the Participant shall be deemed to have terminated for Cause if, after the Participant’s Termination of Service, facts and circumstances arising during the course of the Participant’s employment with the Company are discovered that would have constituted a termination for Cause.

Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”

(f)“Change in Control” has the meaning ascribed to it in Section 4.2.

(g)“Code” means the Internal Revenue Code of 1986.

(h)“Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

(i)“Company” means County Bancorp, Inc., a Wisconsin corporation.

(j)“Director Participant” means a Participant who is a member of the Board or the board of directors of a Subsidiary.

(k)“Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company’s or a Subsidiary’s employees.

(l)“Effective Date” has the meaning ascribed to it in Section 1.1.

(m)“Exchange Act” means the Securities Exchange Act of 1934.

(n)“Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, such price on the most immediately preceding date on which there have been such sales, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Sections 422 and 409A.

(o)“Form S-8” means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor thereto.

(p)If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “good reason” (or the like), then, for purposes of the Plan, the term “Good Reason” has the meaning set forth in such agreement; and in the absence of such a definition, “Good Reason” means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:

(i)A material, adverse change in the nature, scope or status of the Participant’s position, authorities or duties from those in effect immediately prior to the applicable Change in Control;

(ii)A material reduction in the Participant’s aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or

(iii)Relocation of the Participant’s primary place of employment of more than 50 miles from the Participant’s primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.

Notwithstanding any provision of this definition to the contrary, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) – (iii) immediately above within 90 days of its initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within 12 months of the initial existence of the applicable condition.

(q)“ISO” means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).

(r)“Participant” has the meaning ascribed to it in Section 1.2.

(s)“Performance-Based Compensation” has the meaning ascribed to it in Code Section 162(m).

(t)“Plan” means the County Bancorp, Inc. 2016 Long Term Incentive Plan.

(u)“Policy” has the meaning ascribed to it in Section 7.16.

(v)“Prior Plan” means the County Bancorp, Inc. 2012 Equity Incentive Compensation Plan.

(w)“Retirement” means a voluntary Termination of Service after a Participant has (i) attained the age of sixty (60); and (ii) completed at least five (5) years of continuous service with the Company or its Subsidiaries.

(x)“SAR” has the meaning ascribed to it in Section 2.1(b).

(y)“Securities Act” means the Securities Act of 1933.

(z)“Share” means a share of Stock.

(aa)“Shareholders” means the shareholders of the Company.

(bb)“Stock” means the common stock of the Company, $1.00 par value per share.

(cc)“Subsidiary” means any corporation or other entity that would be a “subsidiary corporation” as defined in Code Section 424(f) with respect to the Company.

(dd)“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to, the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(ii)If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iii)A service provider, other than an employee or director, whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time the provision of service under such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.

(iv)Notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.

Section 8.2In the Plan, unless otherwise stated, the following uses apply:

(a)Actions permitted under the Plan may be taken at any time in the actor’s reasonable discretion;

(b)References to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time;

(c)In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”;

(d)References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)Indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f)The words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively;

(g)All references to articles and sections are to articles and sections in the Plan;

(h)All words used shall be construed to be of such gender or number as the circumstances and context require;

(i)The captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j)Any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)All accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

County Bancorp Inc. Admission Ticket IMPORTANT ANNUAL MEETING INFORMATION000004 ENDORSEMENT_LINE SACKPACK C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 21, 2016. Vote by Internet Go to www.envisionreports.com/ICBK Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board recommends a vote FOR all nominees, FOR Proposal 2 and FOR Proposal 3. 1. Election of Directors a. Election of Class II, terms ending in 2019: For Withhold For Withhold For Withhold 01 - Mark R. Binversie 02 - Rick Dercks 03 - Robert E. Matzke 04 - Kathi Seifert b. Election of Class I, term ending in 2018: For Withhold 05 - Edson P. Foster, Jr. For Against Abstain For Against Abstain 2. Approve the 2016 Long Term Incentive Plan. 3. Ratify the appointment of CliftonLarsonAllen LLP as independent accounting firm for 2016. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 U P X 2 7 9 7 0 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 02DJOD

2016 Annual Meeting Admission Ticket19th Annual Meeting ofCOUNTY BANCORP, INC. ShareholdersJune 21, 20166:00 PM local timeSilver Lake College FranciscanCenter Atrium2406 S. Alverno Rd.Manitowoc, WI 54220Upon arrival, please present this admission ticketand photo identification at the registration desk.Directions to Annual Meeting:https://maps.google.com/maps?saddr&daddr=2406+South+Alverno+,+Manitowoc,+WI+54220&dg=crsh&output=classicYOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.County Bancorp Inc.Proxy — County Bancorp, Inc.2016 Annual Meeting of ShareholdersSilver Lake College FranciscanCenter Atrium2406 S. Alverno Rd. Manitowoc, WI 54220Proxy Solicited by Board of Directors for Annual Meeting — June 21, 2016Timothy J. Schneider, President, and Mark A. Miller, Secretary, or any of them, each with the power of substitution, are hereby authorized to represent andvote the shares of the shareholder signing on the reverse side, with all the powers which the undersigned would possess if personally present, at the AnnualMeeting of Shareholders of County Bancorp, Inc. to be held on June 21, 2016 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FORall nominees, FOR Proposal 2 and FOR Proposal 3.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side.)